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                                                                   Exhibit 10.93

                    ASSET AND BUSINESS ACQUISITION AGREEMENT

This ASSET AND BUSINESS ACQUISITION AGREEMENT (this "AGREEMENT") is entered into as of July 1, 2003 and comes into effect on the same day by and between the following two Parties:

(1) SHANGHAI EVEREASE COMMUNICATION COMPANY, a company of limited liabilities duly incorporated and validly existing under the laws of China ("PARTY A"); and

(2) SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD., a company of limited liabilities duly incorporated and validly existing under the laws of China ("PARTY B").

WHEREAS: Party A owns the assets and advertisement business as are based on the "synchronous LCD displaying system for advanced business buildings";

WHEREAS: Party A has the intention to transfer the assets and business to Party B, and Party B has the intention to acquire the same from Party A.

NOW, THEREFORE, upon friendly consultation, the Parties hereby enter into this Agreement as follows:


1.       TRANSFER OF THE ASSETS AND BUSINESS CONTRACTS

1.1 Party A agrees to transfer to Party B all equipment and assets in relation to the said business at the net book value thereof as of the date of the transfer. Party B agrees to acquire the same at the net book value thereof as of the date of the transfer.

1.2 As the business "synchronous LCD displaying system for advanced business buildings" is already in trial operation before the formal establishment of Party B, and Party A has entered into business contracts for and on behalf of Party B, as of the date hereof, some of the said business contracts are still under way for their performance. Party A and Party B agree to evaluate the value of such remaining contracts and transfer them at a certain price.

1.3 Upon final determination after consultation, the Parties agree to transfer the whole assets and business contracts of the "synchronous LCD displaying system for advanced business buildings" at the price Renminbi ten million (RMB10,000,000).

2.       REPRESENTATIONS AND WARRANTS

2.1 Each of Party A and Party B represents and warrants respectively to the other as follows:

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         (a)      Each of Party A and Party B warrants that it is a company duly incorporated, has the capacity and power requisite for a company, and has taken all necessary actions for the execution and performance of this Agreement.

         (b) The performance of the transaction contemplated hereunder is not subject to the consent, approval or order of any governmental authorities or any other third parties, nor is it subject to any conditions precedent as registration with, qualification verification by or document delivery to any governmental authorities or any other third parties.

3.       GENERAL PROVISIONS

3.1      Costs The Parties shall bear their respective costs incurred hereunder.

3.2 Counterparts This Agreement may be executed in two (2) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together will constitute an integral party of this Agreement.

IN WITNESS HEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove mentioned.


PARTY A: SHANGHAI EVEREASE COMMUNICATION COMPANY (Corporate Seal)


Signed by: /s/ Jason Nanchun Jiang
           ---------------------------------
Name:      Jason Nanchun Jiang
Position:  Authorized Representative



PARTY B:   SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD. (Corporate Seal)


Signed by: /s/ Jason Nanchun Jiang
           ---------------------------------
Name:      Jason Nanchun Jiang
Position:  Authorized Representative




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